                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                     Contact:  Charles R. Lambert
---------------------                               Manager - Investor Relations
                                                    (205) 970-7030
                                                    CLambert@vesta.com


                VESTA INSURANCE ANNOUNCES FIRST QUARTER RESULTS

          Board of Directors Doubles Annual Dividend Rate to $0.10 Per Share



     BIRMINGHAM, Ala., - May 8, 2001 - Vesta Insurance Group, Inc. (NYSE: VTA) today reported approximately a $3.4 million increase in net operating earnings from continuing operations for the first quarter of 2001 compared to the same period in 2000 and has increased the common stock dividend rate to $0.10 per share annually.

     Net operating earnings from continuing operations were $1.7 million, or $0.08 per diluted share, for the quarter ending March 31, 2001 compared to a loss of $1.7 million, or $0.07 per diluted share, for the corresponding period in 2000. These results were modestly better than budget placing the Company on track to meet its 2001 goals.

     The Company reported net income from continuing operations of $2.7 million or $0.13 per diluted share in the first quarter of 2001 compared to a $1.7 million loss or a $0.07 per diluted share loss in the corresponding period in 2000.

     Vesta's Board of Directors declared a quarterly cash dividend for the period ending March 31, 2001 of $0.025 per share, a 100 percent increase over the prior quarter. The dividend is payable on June 15, 2001 to shareholders of record on May 30, 2001.

     "Increasing the common stock dividend is a reflection of our improved operating results and confidence in our growth strategy," said James E. Tait, Chairman of Vesta. "We remain optimistic of reaching our previously announced target for 2001 of providing a 12% return on equity, up from 8% in 2000. As normal weather-related claims tend to pressure first quarter results, we continue to anticipate a material rise in operating EPS in the remaining 2001 quarters, barring unexpected catastrophe claims."

     Vesta received notice today of Fitch moving the Company's rating outlook to "positive" from "evolving." "We're pleased with Fitch's action which recognizes the significant measures we've taken to improve our financial strength," said Tait.

Segment Results

     Net written premium for Vesta's standard property-casualty segment increased by $3.1 million to $52.2 million for the period ending March 31, 2001 compared to the same period in 2000. The Company's GAAP combined ratio was 98.5% in the first quarter of 2001 compared to 104.8% for the first quarter of 2000. This is the fourth consecutive quarter that Vesta's standard property-casualty combined ratio has been under 100%. The decrease in the combined ratio is primarily attributable to improved underwriting results and decreased operating expenses.

     "We're pleased to complete the first quarter with a combined ratio under 100%," said Norman W. Gayle, III, President of Vesta. "The growth in net written premium for our standard property-casualty segment is a result of an increase in new policy applications that maintained momentum during April 2001."

     Vesta's life and health segment, which includes American Founders and Aegis Financial, earned $1.7 million in net income in the quarter, continuing to contribute strong results to the Company's bottom line. Vesta's non-standard segment showed a $267 thousand loss in the first quarter and is expected to turn positive by the end of 2001.

     "With the addition of Aegis Financial, our life and health segment sustained its solid performance," said W. Perry Cronin, Chief Financial Officer. "The loss in our non-standard segment was anticipated as Instant Auto executes its strategy as the non-standard distribution platform for Vesta."

     Vesta management will hold its quarterly conference call to discuss the first quarter results on May 9, 2001 at 10:00 a.m. EST. The conference call will be simultaneously webcast live online through Vesta's corporate website, www.vesta.com and www.videonewswire.com/VESTA/050901.
-------------     ----------------------------------

About Vesta Insurance Group, Inc.

     Vesta, headquartered in Birmingham, Ala., is a holding company for a group of insurance and financial services companies that offer a wide range of consumer-based products.

     This news release contains statements concerning management's beliefs, plans or objectives for Vesta's future operations or financial performance, including return on stockholders equity, earnings per share, and segment profitability. These statements, whether expressed or implied, are only predictions and should be considered "forward-looking statements" under applicable securities laws. You should be aware that Vesta's actual operations and financial performance, including its combined ratio for the fiscal year ended December 31, 2001, may differ materially from those reflected in these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include, without limitation: that competitors may decide to target the Company's customer base by offering lower priced insurance; that the Company's independent agents may decide to discontinue sales of the Company's insurance to the individuals they represent; that new policy application levels may not rise to levels necessary to generate sufficient premium volume to achieve its financial performance goals; that A.M. Best may downgrade the Company's rating; that Vesta may be compelled to pay damages or settlement costs incurred in connection with a pending class action lawsuit in excess of available coverage under Vesta's Directors' and Officers' insurance policies; and that Vesta may ultimately be unable to recover a significant amount of paid losses currently reflected on its published financial statements as recoverable under a reinsurance treaty. Please refer to the documents Vesta files from time to time with the Securities and Exchange Commission, specifically Vesta's most recent Form 10-K and Exhibit 99.1 attached thereto, which contains and identifies additional important factors that could cause the actual results to differ materially from those contained in the projections or forward-looking statements.

                                     # # #

                          Vesta Insurance Group, Inc
                      1st Quarter 2001 Segment Comparison
                            (amounts in thousands)

                                      Life and Health            Standard Property-
                                         Insurance                   Casualty                      Non-Standard
                                       2001       2000           2001         2000              2001         2000
                                      ----------------          --------------------            ------------------
Revenues:
 Net premiums written                 $ 7,465       --          $52,225      $49,127                --          --
 Decrease in unearned
  premiums                                 --       --            4,622        7,438                --          --
                                      ----------------          --------------------            ------------------

 Net premiums earned                    7,465       --           56,847       56,565                --          --
 Net investment income                 10,780       --               --           --            $  157          --
 Policy fees                              898       --              355          239                --          --
 Other                                     52       --               --           --               442          --
                                      ----------------          --------------------            ------------------

  Total revenues                       19,195       --           57,202       56,804               599          --
Expenses:
 Policyholder benefits                  8,057       --               --           --                --          --
 Loss and LAE expenses
  incurred                                 --       --           37,902       39,779                --          --
 Policy acquisition
  expenses                              2,122       --           12,058       12,443                --          --
 Operating expenses                     3,761       --            6,362        7,311             1,389          --
 Interest on debt                       2,430       --               --           --                --          --
 Goodwill and other
  intangible amortization                  --       --               --           --                --          --
                                      ----------------          --------------------            ------------------

  Total expenses                       16,370       --           56,322       59,533             1,389          --

Income (loss) from
 continuing operations
 before income taxes
 deferreable capital
 securities, and minority
 interest                               2,825       --              880       (2,729)             (790)         --
Income taxes (benefit)                    989       --              308       (1,378)             (277)         --
Deferrable capital
 securities, net of tax                    --       --               --           --                --          --
Minority interest in
 subsidiary, net of tax                   382       --               --           --              (246)         --
                                      ----------------          --------------------            ------------------

  Net operating earnings
   (loss) from continuing
   operations*                        $ 1,454       --          $   572      $(1,351)           $ (267)         --
                                      ================          ====================            ==================

  Realized gains, net of
   tax and minority
   interest                               277
                                      ----------------          --------------------            ------------------
  Net income (loss) from
   continuing operations              $ 1,731       --          $   572      $(1,351)           $ (267)         --
                                      ================          ====================            ==================

                                        Specialty lines               Corp & Other                Consolidated
                                        2001        2000             2001         2000            2001      2000
                                       -----------------           -------------------          ------------------
Revenues:
 Net premiums written                  $1,522         --                                        $61,212    $49,127
 Decrease in unearned
  premiums                               (439)        --                                          4,183      7,438
                                       -----------------                                        ------------------
 Net premiums earned                    1,083         --                                         65,395     56,565
 Net investment income                     --         --           $ 4,666     $ 7,003           15,603      7,003
 Policy fees                               --                                                     1,253        239
 Other                                    843         --               809          88            2,146         88
                                       -----------------           -------------------          ------------------

  Total revenues                        1,926         --             5,475       7,091           84,397     63,895
Expenses:
 Policyholder benefits                     --         --                --          --            8,057
 Loss and LAE expenses
  incurred                                799         --                --          --           38,701     39,779
 Policy acquisition
  expenses                                222         --                --          --           14,402     12,443
 Operating expenses                        61         --             3,080       2,674           14,653      9,985
 Interest on debt                          --         --             2,228       3,403            4,658      3,403
 Goodwill and other
  intangible amortization                  --         --               526         151              526        151
                                       -----------------           -------------------          ------------------

  Total expenses                        1,082                        5,834       6,228           80,997     65,761

Income (loss) from
 continuing operations
 before income taxes
 deferreable capital
 securities, and minority
 interest                                 844                         (359)        863            3,400     (1,866)
Income taxes (benefit)                    295                         (125)        322            1,190       (778)
Deferrable capital
 securities, net of tax                    --                          383         571              383        571
Minority interest in
 subsidiary, net of tax                    --                           --          --              136         --
                                       -----------------           -------------------          ------------------

  Net operating earnings
   (loss) from continuing
   operations*                         $  549                      $  (617)    $   (30)         $ 1,691    $(1,659)
                                       =================           ===================          ==================

  Realized gains, net of
   tax and minority
   interest                                                            719                       $  996     $    -
                                       -----------------           -------------------          ------------------
  Net income (loss) from
   continuing operations               $  549         --           $   102     $   (30)         $ 2,687    $(1,659)
                                       =================           ===================          ==================

*Excludes realized investment gains and losses

                          Vesta Insurance Group, Inc
                             First Quarter Results
                   (amounts in thousands, except share data)

                                                                        3 Months Ended March 31,
                                                                           2001           2000
                                                                        ---------        -------
Revenues:
 Net premiums written                                                     $61,212        $49,127
 Decrease in unearned premiums                                              4,183          7,438
                                                                          -------        -------
 Net premiums earned                                                       65,395         56,565
 Policy Fees                                                                1,253             --
 Net investment income                                                     15,603          7,003
 Other                                                                      2,146            327
                                                                          -------        -------

  Total revenues                                                           84,397         63,895
Expenses:
 Policyholder benefits                                                      8,057             --
 Loss and LAE expenses incurred                                            38,701         39,779
 Policy acquisition expenses                                               14,402         12,443
 Operating expenses                                                        14,653          9,985
 Interest on debt                                                           4,658          3,403
 Goodwill and other intangible amortization                                   526            151
                                                                          -------        -------

  Total expenses                                                           80,997         65,761

Income (loss) from continuing operations before income taxes
 deferrable capital securities, and minority interest                       3,400         (1,866)
Income taxes (benefit)                                                      1,190           (778)
Deferrable capital securities, net of tax                                     383            571
Minority interest in subsidiary, net of tax                                   136             --
                                                                          -------        -------

  Net operating earnings (loss) from continuing operations                  1,691         (1,659)

Realized gains/losses, net of tax and minority interest                       996             --

  Net income (loss) from continuing operations                              2,687         (1,659)

Income (loss) from discontinued operations, net of tax                          5          3,913
Extraordinary gain on debt extinguishments, net of tax                         --          4,567

Net income (loss)                                                           2,692          6,821
Gain on redemption of preferred securities                                    565             --
Preferred stock dividend                                                     (163)          (563)
                                                                          -------        -------

Income available to common shareholders                                   $ 3,094        $ 6,258
                                                                          =======        =======

 Weighted average diluted shares outstanding for the period                21,094         24,765
 Net operating earnings from continuing operations earnings per share     $  0.08        $ (0.07)
 Realized gains per share                                                 $  0.05        $    --
 Net income from continuing operating earnings per share                  $  0.13        $ (0.07)
 Income available to common shareholders per share                        $  0.15        $  0.28


                          Vesta Insurance Group, Inc
                     Condensed Consolidated Balance Sheet
                            (amounts in thousands)


                                                         March 31, 2001   December 31, 2000
                                                         --------------   -----------------
Assets:

   Invested assets                                         $  963,508         $1,005,892
   Cash                                                        31,104             13,374
   Other assets                                               615,930            602,733
                                                           ----------         ----------
          Total assets                                     $1,610,542         $1,621,999
                                                           ==========         ==========


Liabilities:

   Future policy benefits                                  $  664,214         $  660,284
   Losses and loss adjustment expenses                        262,474            263,689
   Unearned premiums                                          104,110            104,755
   Debt                                                       101,420             91,419
   Other liabilities                                          244,501            253,516
                                                           ----------         ----------

          Total liabilities                                 1,376,719          1,373,663

Deferrable capital securities                                  29,750             33,225
Stockholders' equity                                          204,073            215,111
                                                           ----------         ----------

          Total liabilites and stockholders' equity        $1,610,542         $1,621,999
                                                           ==========         ==========


          Equity per share                                      $8.62              $8.98

          Equity per share excluding unrealized                  8.42               8.87
                 investment gains and losses

          Shares Outstanding at period end*                    23,675             23,948

   * Excludes 750,000 shares in the Vesta Agents Stock Incentive Plan Trust